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                                                                      Exhibit 21



                    NATIONAL STEEL CORPORATION SUBSIDIARIES

                                                  Jurisdiction      Percentage
                                                       of          Outstanding
       Name                                       Incorporation    Stock Owned
       ----                                       -------------    -----------

American Steel Corporation                          Michigan           100%
Delray Connecting Railroad Company                  Michigan           100%
D. W. Pipeline Company                              Michigan           100%
Granite City Steel Company                          Illinois           100%
Granite Intake Corporation                          Delaware           100%
Granite Office Building Corporation                 Illinois           100%
Great Lakes Steel Corporation                       Delaware           100%
The Hanna Furnace Corporation                       New York           100%
Hanna Ore Mining Company                            Minnesota          100%
Ingleside PT Corporation                            Texas              100%
Liberty Pipe and Tube, Inc.                         Texas              100%
Mathies Coal Company                                Pennsylvania     86.67%
Mid-Coast Minerals Corporation                      Delaware           100%
Midwest Steel Corporation                           Pennsylvania       100%
Natcoal, Inc.                                       Delaware           100%
National Acquisition Corporation                    Delaware           100%
National Caster Acquisition Corporation             Delaware           100%
National Caster Operating Corporation               Delaware           100%
National Casting Corporation                        Delaware           100%
National Coal Mining Company                        Delaware           100%
National Coating Limited Corporation                Delaware           100%
National Coating Line Corporation                   Delaware           100%
National Materials Procurement Corporation          Illinois           100%
National Mines Corporation                          Pennsylvania       100%
National Ontario Corporation                        Delaware           100%
National Ontario II, Limited                        Delaware           100%
National Pickle Line Corporation                    Delaware           100%
National Steel Corporation (New York)               New York           100%
National Steel Funding Corporation                  Delaware           100%
National Steel Pallet Company                       Delaware           100%
Natland Corporation                                 Delaware           100%
National Steel Foreign Sales Corporation            Barbados           100%
NS Holdings Corporation                             Delaware           100%
NS Land Company                                     New Jersey         100%
NSC Realty Corporation                              Delaware           100%
NSL, Inc.                                           Delaware           100%
Peter White Coal Mining Corporation                 West Virginia      100%
Puritan Mining Company                              Michigan           100%
Rostraver Corporation                               Delaware           100%
Skar-Ore Steamship Corporation                      Delaware           100%
The Teal Lake Iron Mining Company                   Michigan           100%